CERTIFICATE OF AMENDMENT
                                       TO
                          THE ARTICLES OF INCOPORATION
                                       OF
                                 1 ST GENX, INC.



     The undersigned President and Secretary of 1st Genx, Inc., a Nevada corporation, pursuant to the provisions of Section 78.385 and 78.390, of the Nevada Revised Statutes, for the purpose of amending the Articles of Incorporation of the said Corporation, do certify as follows:

That the Board of Directors of the said corporation, at a meeting duly convened and held on the 16th day of October, 2001, adopted resolutions to amend the Articles of Incorporation, as follows:

ARTICLE I shall be amended as follows:

                                ARTICLE I - NAME

The name of the Corporation shall be Oasis Information Systems, Inc.

The forgoing amendment to the Articles of Incorporation were duly adopted by the written consent of the shareholders of the Corporation, pursuant to Section
78.320 of the Nevada Revised Statute, on October 16, 2001.

The number of shares of Common Stock of the Corporation outstanding and entitles to vote on the forgoing amendment to the Articles of Incorporation on September 30, 2001 were 12,007,863 shares and the said amendments were approved and consented to by 7,002,000 shares, being voted in person or by proxy, which represented more that a 58% majority of the issued and outstanding shares of the Common Stock of the Corporation.

The undersigned President and Secretary of the Corporation hereby declare that the forgoing Certificate of Amendment to Articles of Incorporation is true and correct to the best of their knowledge and belief.

     In witness whereof, this certificate has been executed by the undersigned October 16, 2001.


/S/ Marilyn Markus                          /S/ Antal Markus
Marilyn Markus,  Secretary                  Antal Markus,   President